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                                                                   EXHIBIT 10.45

                           PAUL H. BARTLETT RELOCATION
                        SUMMARY OF EXPENSE REIMBURSEMENT

DESCRIPTION OF QUALIFYING REIMBURSEABLE EXPENSES

         1. Housing Allowance. Qualifying expenses under this category will be limited to monthly rental costs associated with one
                  (1) temporary primary residence for the Paul H. Bartlett ("Employee") and his family in Dublin, Ireland.

         2. Meals and Incidentals Allowance. Qualifying expenses under this category will be limited to school tuition for the Employee's children in Dublin, Ireland, not to exceed $10,000 per twelve-month period and the use of an automobile and related insurance, not to exceed $15,000 per twelve-month period.

         3.       Other Qualifying Expenses. Qualifying expenses include:
                  Airline Tickets (2 sets of round trip airline tickets for 5 people between San Francisco, California and Dublin, Ireland), health insurance coverage for the Employee and his family for use in both Ireland and the United States.

         4. Business Expenses. Qualifying expenses include reasonable business expenses pursuant to the applicable Critical Path, Inc. Travel and Entertainment Policy.

         5. Moving Expenses. Qualifying expenses include all Deductible Expenses allowed under I.R.C. Section 217, not to exceed $50,000 per twelve-month period. Such reasonable expenses of moving household goods and personal effects from the former residence to the new residence include, but are not limited to:

                  -        Packing, crating and postage charges

                  - Fees associated with connecting or disconnecting utilities

                  - Transportation and lodging for yourself and members of your household while traveling from the former residence to the new place of residence, including expenses the day you arrive. This does NOT include expenses for meals.

                  -        Parking fees and tolls

DESCRIPTION OF THE PROCESS FOR REIMBURSEMENT

The Employee will need to establish/allocate two separate accounts to facilitate the reimbursement process during his temporary relocation: (1) a primary bank account in Ireland funded upon relocation for the purpose of funding all living expenses during the

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relocation period ("IRE Capital Account"), and (2) a primary bank account in the United States for the purpose of receiving salary, if applicable, reimbursement of qualifying expenses in the United States ("US Bank Account"). Expenses should be reimbursed as follows:

         1. Housing Allowance. Expenses should be funded out of the Employee's IRE Capital Account and reimbursed from the United States into the Employee's US Bank Account.

         2. Meals and Incidentals Allowance. Expenses should be funded out of the Employee's IRE Capital Account and reimbursed from the United States into the Employee's US Bank Account. As it relates to qualifying automobile expenses, they will be paid by Critical Path Ireland and they should be refunded by the Employee prior to the end of each calendar year and subsequently reimbursed to the Employee's US Bank Account by Critical Path, Inc.

         3. Other Qualifying Expenses. Expenses should be funded out of the Employee's IRE Capital Account and reimbursed from the United States into the Employee's US Bank Account.

         4. Business Expenses. Credit card and cash qualifying business expenses should be reimbursed from the United States into the Employee's US Bank Account.

         5. Personal Expenses. Credit card and cash personal expenses should be paid for by the Employee through the Employee's IRE Capital Account.

         6. Moving Expenses. Expenses should be funded out of the Employee's IRE Capital Account and reimbursed from the United States into the Employee's US Bank Account.

The Parties have executed this Summary Of Expense Reimbursement as of the date set forth on the first page of this Agreement.

Dated: As of August 31, 2003            By /s/ William E. McGlashan, Jr.
                                          --------------------------------
                                        Name:  William E. McGlashan, Jr.
                                        Title: Chairman and CEO

Dated: As of August 31, 2003           By /s/ Paul H. Bartlett
                                         ---------------------------------
                                         Paul H. Bartlett, Personally